FOR IMMEDIATE RELEASE	January 26, 2023

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2022
Fourth Quarter Summary1
•Net income for the fourth quarter was $16.0 million, or $1.02 per diluted common share.
◦Revenue was $54.5 million, which included $2.5 million, or $0.16 per diluted common share, of additional bargain purchase gain stemming from the Iowa First Bancshares Corp. ("IOFB") acquisition.
◦Credit loss expense was $0.6 million.
◦Noninterest expense was $34.4 million, which included $0.4 million of merger-related expenses.
•Annualized loan growth was 10.36%.
•Nonperforming assets ratio improved 16 basis points ("bps") to 0.24%.
•Efficiency ratio was 57.79%2.
Full Year 2022 Summary1
•Net income for the full year was $60.8 million, or $3.87 per diluted common share.
•Adjusted core loan growth (excluding PPP and IOFB acquired loans) was 10.73%2.
•Nonperforming assets ratio fell 29 bps to 0.24%; net charge-off ratio was 0.19%.
•Efficiency ratio was 56.98%2.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the fourth quarter of 2022 of $16.0 million, or $1.02 per diluted common share, compared to net income of $18.3 million, or $1.17 per diluted common share, for the linked quarter. Net income for the full year of 2022 was $60.8 million, or $3.87 per diluted common share, compared to net income for the full year of 2021 of $69.5 million, or $4.37 per diluted common share.
CEO COMMENTARY
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, "We are pleased with our strong loan growth and greatly improved asset quality for the quarter and for the full year ended December 31, 2022. Annualized loan growth was 10.36% for the fourth quarter of 2022, reflecting strong momentum in our key metro markets of the Twin Cities, Denver and Metro Iowa. This represents the third consecutive quarter of double digit loan growth, a true testament to our relationship banking model and the talent acquisition that has occurred the past eighteen months. Asset quality metrics improved as we took strategic action to resolve legacy credit issues. As a result, the nonperforming assets ratio declined 16 bps to 0.24%. The allowance for credit losses ratio stands at 1.28% and 30-89 day delinquencies continue to be low. We believe we are positioned well for the possible macroeconomic uncertainties of 2023.
We continue our balanced approach to deposit costs and retention efforts and measure our cycle-to-date interest bearing deposit beta as 15%. The quarter-over-quarter beta accelerated in the fourth quarter of 2022 to 25% and we expect continued deposit competition in 2023. We will be vigilant in defending our core, relationship deposit franchise. Due to rising funding costs and our earning asset composition, net interest income and net interest margin declined in the fourth quarter of 2022, partially offset by the aforementioned strong loan growth.
During the fourth quarter of 2022, we were pleased to be recognized by Newsweek as Iowa's Best Small Bank for the second year in a row; an outstanding honor for our team members who live our operating principles each and every day."
1 Fourth Quarter Summary compares to the third quarter of 2022 (the "linked quarter") unless noted. Full Year 2022 Summary compares to the full year 2021 unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

FINANCIAL HIGHLIGHTS	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Net interest income	$43,564	$45,733	$38,819	$166,358	$156,281
Noninterest income	10,940	12,588	11,229	47,519	42,453
Total revenue, net of interest expense	54,504	58,321	50,048	213,877	198,734
Credit loss expense (benefit)	572	638	622	4,492	(7,336)
Noninterest expense	34,440	34,623	30,444	132,788	116,592
Income before income tax expense	19,492	23,060	18,982	76,597	89,478
Income tax expense	3,490	4,743	4,726	15,762	19,992
Net income	$16,002	$18,317	$14,256	$60,835	$69,486
Diluted earnings per share	$1.02	$1.17	$0.91	$3.87	$4.37

Return on average assets	0.97%	1.13%	0.95%	0.97%	1.20%
Return on average equity	13.26%	14.56%	10.68%	12.16%	13.18%
Return on average tangible equity(1)	17.85%	19.32%	13.50%	15.89%	16.63%
Efficiency ratio(1)	57.79%	53.67%	56.74%	56.98%	54.65%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Linked Quarter
Net interest income decreased to $43.6 million in the fourth quarter of 2022 from $45.7 million in the third quarter of 2022, due primarily to higher funding costs from the general increase in interest rates and volumes, partially offset by higher interest earning asset yields and volumes.
The Company's tax equivalent net interest margin was 2.93% in the fourth quarter of 2022 compared to 3.08% in the linked quarter, driven by higher funding costs, partially offset by higher interest earning asset yields.The cost of interest bearing liabilities increased 44 bps to 1.08%, due to interest bearing deposits costs of 0.83%, short-term borrowing costs of 2.54%, and long-term debt costs of 5.54%, which increased 37 bps, 120 bps and 84 bps respectively, from the linked quarter. Total interest earning asset yields increased 20 bps from the linked quarter, primarily as a result of an increase in loan and securities yields of 22 bps and 8 bps, respectively.
Average interest bearing liabilities increased $83.2 million to $4.84 billion in the fourth quarter of 2022 from the linked quarter, primarily as a result of increased short-term borrowings. Average interest bearing deposits were up slightly and reflected $48.5 million in average brokered time deposit volumes purchased during the fourth quarter of 2022. Average interest earning assets increased $34.2 million to $6.09 billion in the fourth quarter of 2022 when compared to the linked quarter. This increase reflected growth in the organic loan portfolio, partially offset by lower volumes of debt securities.
Full Year
When compared to the prior year, net interest income increased to $166.4 million from $156.3 million, due primarily to a higher interest earning asset yields and volumes, partially offset by higher funding costs and volumes.
The Company's tax equivalent net interest margin was 2.92% for the year ended 2022 compared to 2.95% in the prior year, driven by higher funding costs, partially offset by higher interest earning asset yields. The cost of interest bearing liabilities increased 18 bps to 0.66%, due to interest bearing deposit costs of 0.48%, short-term borrowing costs of 1.38%, and long-term debt costs of 4.76%, which increased 14 bps, 109 bps and 98 bps, respectively from the prior year end. Total interest earning assets yield increased 12 bps primarily as a result of an increase in securities and loan yields of 31 bps and 3 bps, respectively. Paycheck Protection Program ("PPP") loan fee accretion and interest increased 2021 loan yields by 17 bps compared to 2 bps in 2022.
Average interest bearing liabilities increased $370.9 million to $4.61 billion for the year ended 2022 compared to the prior year, primarily as a result of increased interest bearing deposits and short-term borrowings. The increase reflected liabilities assumed in the IOFB acquisition and higher wholesale funding in 2022. Average interest earning assets increased $403.4 million to $5.86 billion for the year ended 2022 when compared to the prior year. This increase reflected interest-earning assets acquired in the IOFB acquisition, organic loan growth, and a higher volume of debt securities.
Noninterest Income
Noninterest income for the fourth quarter of 2022 decreased $1.6 million, or 13.1%, from the linked quarter. The decrease was primarily due to decreases of $0.8 million and $0.7 million in loan revenue and other income, respectively. The decrease in loan revenue reflected a smaller increase in the fair value of our mortgage servicing rights, coupled with a decline in the gain on sale from residential mortgage loans as a result of lower mortgage origination volumes. The decrease in other noninterest income stemmed primarily from a one-time settlement that was recorded in the third quarter of 2022, which was partially offset by an increase of $2.5 million in the bargain purchase gain recorded related to the IOFB acquisition.
Noninterest income for the year ended 2022 increased $5.1 million, or 11.9%, from the prior year. The increase was primarily due to increases of $6.4 million and $1.2 million in other revenue and service charges and fees, respectively. The increase in other noninterest income was primarily due to a one-time settlement and a $3.8 million bargain purchase gain recognized in connection with the IOFB acquisition. The increase in service charges and fees was primarily attributable to the additional operations of IOFB since acquisition. The largest offset to the increases above was a $2.4 million reduction in loan revenue, which reflected a decline in the gain on sale of residential mortgage loans as a result of lower mortgage origination volumes, partially offset by an increase in the fair value of our mortgage servicing rights.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended			Year Ended
Noninterest Income	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2022	2022	2021	2022	2021
Investment services and trust activities	$2,666	$2,876	$3,115	$11,223	$11,675
Service charges and fees	2,028	2,075	1,684	7,477	6,259
Card revenue	1,784	1,898	1,746	7,210	7,015
Loan revenue	966	1,722	3,132	10,504	12,948
Bank-owned life insurance	637	579	550	2,305	2,162
Investment securities gains, net	(1)	(163)	137	271	242
Other	2,860	3,601	865	8,529	2,152
Total noninterest income	$10,940	$12,588	$11,229	$47,519	$42,453
Noninterest Expense
Noninterest expense for the fourth quarter of 2022 decreased $0.2 million, or 0.5%, from the linked quarter, primarily due to decreases of $0.4 million, $0.2 million, and $0.2 million in data processing, marketing, and legal and professional, respectively. These decreases primarily reflected the overall decline in merger-related expenses. Partially offsetting the decreases above was an increase of $0.4 million in compensation and employee benefits stemming from an increase in incentive compensation expense.
Noninterest expense for the year ended 2022 increased $16.2 million, or 13.89%, from the prior year. The increase in noninterest expense was due to an overall increase in all noninterest expense categories, except communications and foreclosed assets, net. These increases primarily reflected costs associated with the acquired operations of IOFB, including merger-related expenses of $2.2 million. Also contributing to the increase in compensation and employee benefits was normal annual salary and employee benefit increases, coupled with a decline of $1.6 million in the benefit from loan origination costs, which are deferred and amortized over the life of the loan to which they relate and were elevated in the prior year due to PPP loans. In addition to the identified increases above, occupancy expense also reflected an increase of $0.6 million from the write-down of fixed assets transferred to held for sale, while legal and professional expense reflected elevated legal expenses related to litigation, loan legal expenses, and executive recruitment.
The decreases in net interest income and noninterest income noted above were the primary drivers of the increase in the efficiency ratio, which increased 4.12 percentage points to 57.79% from 53.67% in the linked quarter. The full year of 2022 increase in noninterest expense more than offset the increases in net interest income and noninterest income, and was the primary driver of the increase in the efficiency ratio, which increased 2.33 percentage points to 56.98% from 54.65% in the prior year.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended			Year Ended
Noninterest Expense	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2022	2022	2021	2022	2021
Compensation and employee benefits	$20,438	$20,046	$18,266	$78,103	$69,937
Occupancy expense of premises, net	2,663	2,577	2,211	10,272	9,274
Equipment	2,327	2,358	2,189	8,693	7,816
Legal and professional	1,846	2,012	1,826	8,646	5,256
Data processing	1,375	1,731	1,211	5,574	5,216
Marketing	947	1,139	1,121	4,272	4,022
Amortization of intangibles	1,770	1,789	1,245	6,069	5,357
FDIC insurance	405	415	380	1,660	1,572
Communications	285	302	277	1,125	1,332
Foreclosed assets, net	48	42	7	(18)	233
Other	2,336	2,212	1,711	8,392	6,577
Total noninterest expense	$34,440	$34,623	$30,444	$132,788	$116,592
The following table presents details of merger-related expenses for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Merger-related Expenses	2022	2022	2021	2022	2021
(In thousands)
Compensation and employee benefits	$189	$132	$—	$471	$—
Occupancy expense of premises, net	—	—	—	1	—
Equipment	4	14	18	29	18
Legal and professional	54	193	202	948	202
Data processing	131	304	—	511	—
Marketing	2	90	2	164	2
Communications	—	—	—	3	—
Other	29	30	2	74	2
Total merger-related expenses	$409	$763	$224	$2,201	$224

Income Taxes
The Company's effective income tax rate decreased to 17.9% in the fourth quarter of 2022 compared to 20.6% in the linked quarter. The decrease was primarily due to the increase to the bargain purchase gain that was recorded related to the IOFB acquisition. The effective income tax rate for the full year 2022 was 20.6%, as compared to 22.3% in the prior year.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2022	2022	2021
Ending Balance Sheet
Total assets	$6,577.9	$6,491.1	$6,025.1
Loans held for investment, net of unearned income	3,840.5	3,746.3	3,245.0
Total securities	2,282.9	2,299.9	2,288.1
Total deposits	5,468.9	5,476.8	5,114.5
Average Balance Sheet
Average total assets	$6,517.0	$6,457.6	$5,934.1
Average total loans	3,791.9	3,673.4	3,268.8
Average total deposits	5,495.6	5,507.5	5,015.5
Funding and Liquidity
Short-term borrowings	$391.9	$304.5	$181.4
Long-term debt	139.2	154.2	154.9
Loans to deposits ratio	70.22%	68.40%	63.45%
Equity
Total shareholders' equity	$492.8	$472.2	$527.5
Common equity ratio	7.49%	7.28%	8.75%
Tangible common equity(1)	400.0	377.7	445.1
Tangible common equity ratio(1)	6.17%	5.90%	7.49%
Per Share Data
Book value	$31.54	$30.23	$33.66
Tangible book value(1)	$25.60	$24.17	$28.40
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, increased $94.2 million, or 2.5%, to $3.84 billion from September 30, 2022. This increase was driven by new loan production and higher volumes of line of credit usage during the fourth quarter of 2022.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	December 31, 2022		September 30, 2022		December 31, 2021
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$1,055,162	27.5%	$1,041,662	27.8%	$902,314	27.8%
Agricultural	115,320	3.0	116,229	3.1	103,417	3.2
Commercial real estate
Construction and development	270,991	7.1	276,941	7.4	172,160	5.3
Farmland	183,913	4.8	183,581	4.9	144,673	4.5
Multifamily	252,129	6.6	222,592	5.9	244,503	7.5
Other	1,272,985	33.1	1,226,983	32.8	1,143,205	35.2
Total commercial real estate	1,980,018	51.6	1,910,097	51.0	1,704,541	52.5
Residential real estate
One-to-four family first liens	451,210	11.7	446,373	11.9	333,308	10.3
One-to-four family junior liens	163,218	4.2	157,276	4.2	133,014	4.1
Total residential real estate	614,428	15.9	603,649	16.1	466,322	14.4
Consumer	75,596	2.0	74,652	2.0	68,418	2.1
Loans held for investment, net of unearned income	$3,840,524	100.0%	$3,746,289	100.0%	$3,245,012	100.0%

Total commitments to extend credit	$1,190,607		$1,159,323		$1,014,397

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Year Ended
Allowance for Credit Losses Roll Forward	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2022	2022	2021	2022	2021
Beginning balance	$52,100	$52,350	$47,900	$48,700	$55,500
PCD allowance established in acquisition	—	—	—	3,371	—
Charge-offs	(3,615)	(970)	(255)	(7,656)	(2,332)
Recoveries	143	382	533	1,093	2,768
Net charge-offs	(3,472)	(588)	278	(6,563)	436
Credit loss expense (benefit) related to loans	572	338	522	3,692	(7,236)
Ending balance	$49,200	$52,100	$48,700	$49,200	$48,700

As of December 31, 2022, the allowance for credit losses ("ACL") was $49.2 million, or 1.28% of loans held for investment, net of unearned income, compared with $52.1 million, or 1.39% of loans held for investment, net of unearned income, at September 30, 2022. The change in the ACL between September 30, 2022 and December 31, 2022 included charge-offs of $1.6 million, related to the resolution of credit issues totaling $8.0 million of notes. Credit loss expense of $0.6 million in the fourth quarter of 2022 was consistent with the linked quarter and was primarily attributable to a reserve taken to support loan growth.
Deposits
Total deposits declined $7.8 million, or 0.1%, to $5.47 billion from September 30, 2022. This decline reflected the competitive market for deposits driven by the rapid rate of increase in the federal funds target rate over the course of this year. Brokered deposits increased $126.8 million from September 30, 2022.
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	December 31, 2022		September 30, 2022		December 31, 2021
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$1,053,450	19.3%	$1,139,694	20.8%	$1,005,369	19.6%
Interest checking deposits	1,624,278	29.8	1,705,289	31.2	1,619,136	31.6
Money market deposits	937,340	17.1	991,783	18.1	939,523	18.4
Savings deposits	664,169	12.1	700,843	12.8	628,242	12.3
Total non-maturity deposits	4,279,237	78.3	4,537,609	82.9	4,192,270	81.9
Time deposits of $250 and under	559,466	10.2	537,616	9.8	505,392	9.9
Time deposits over $250	630,239	11.5	401,557	7.3	416,857	8.2
Total time deposits	1,189,705	21.7	939,173	17.1	922,249	18.1
Total deposits	$5,468,942	100.0%	$5,476,782	100.0%	$5,114,519	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	December 31,	September 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Credit loss expense (benefit) related to loans	$572	$338	$522
Net charge-offs (recoveries)	$3,472	$588	$(278)
Net charge-off (recovery) ratio(1)	0.36%	0.06%	(0.03)%

At period-end
Pass	$3,635,766	$3,550,695	$3,013,917
Special Mention / Watch	108,064	101,255	117,401
Classified	96,694	94,339	113,694
Total loans held for investment, net	$3,840,524	$3,746,289	$3,245,012
Classified loans ratio(2)	2.52%	2.52%	3.50%

Nonaccrual loans held for investment	$15,256	$25,027	$31,540
Accruing loans contractually past due 90 days or more	565	936	—
Total nonperforming loans	15,821	25,963	31,540
Foreclosed assets, net	103	103	357
Total nonperforming assets	$15,924	$26,066	$31,897
Nonperforming loans ratio(3)	0.41%	0.69%	0.97%
Nonperforming assets ratio(4)	0.24%	0.40%	0.53%
Allowance for credit losses	$49,200	$52,100	$48,700
Allowance for credit losses ratio(5)	1.28%	1.39%	1.50%
Adjusted allowance for credit losses ratio(6)	1.28%	1.39%	1.52%
Allowance for credit losses to nonaccrual loans ratio(7)	322.50%	208.18%	154.41%
(1) Net charge-off (recovery) ratio is calculated as annualized net charge-offs (recoveries) divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.

(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(7)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
During the fourth quarter of 2022, overall asset quality improved when compared to the linked quarter and the corresponding period in the prior year. The nonperforming assets ratio declined 16 bps from the linked quarter and 29 bps from the prior year to 0.41%. In addition, the classified loans ratio was consistent with the linked quarter at 2.52%, and declined 98 bps from the prior year.
The following table presents a roll forward of nonperforming loans for the period:

Nonperforming Loans	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at September 30, 2022	$25,027	$936	$25,963
Loans placed on nonaccrual or 90+ days past due & still accruing	2,347	68	2,415
Proceeds related to repayment or sale	(8,141)	(3)	(8,144)
Loans returned to accrual status or no longer past due	(205)	(107)	(312)
Charge-offs	(3,460)	(18)	(3,478)
Transfers to foreclosed assets	(312)	—	(312)
Transfer to nonaccrual	—	(311)	(311)
Balance at December 31, 2022	$15,256	$565	$15,821

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. The modified CECL transitional amount of $9.4 million is then reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	December 31,	September 30,	December 31,
	2022 (1)	2022	2021
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.35%	8.24%	8.67%
Common equity tier 1 capital to risk-weighted assets ratio	9.28%	9.18%	9.94%
Tier 1 capital to risk-weighted assets ratio	10.05%	9.97%	10.83%
Total capital to risk-weighted assets ratio	12.07%	12.10%	13.09%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.36%	9.31%	9.25%
Common equity tier 1 capital to risk-weighted assets ratio	11.29%	11.26%	11.58%
Tier 1 capital to risk-weighted assets ratio	11.29%	11.26%	11.58%
Total capital to risk-weighted assets ratio	12.10%	12.17%	12.46%
(1) Capital ratios for December 31, 2022 are preliminary
IOWA FIRST BANCSHARES CORP. ACQUISITION

On June 9, 2022, we acquired Iowa First Bancshares Corp ("IOFB"). The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

(In thousands)	As of June 9, 2022
	As Reported at September 30, 2022	Fourth Quarter of 2022 Fair Value Adjustments	As Reported at December 31, 2022
Merger consideration
Cash consideration	$46,672	$—	$46,672
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	10,192	—	10,192
Interest earning deposits in banks	67,855	—	67,855
Debt securities	119,820	—	119,820
Loans held for investment	281,326	—	281,326
Premises and equipment	7,363	—	7,363
Core deposit intangible	16,500	—	16,500
Other assets	11,628	2,512	14,140
Total assets acquired	514,684	2,512	517,196
Liabilities assumed
Deposits	(463,638)	—	(463,638)
Other liabilities	(3,117)	—	(3,117)
Total liabilities assumed	(466,755)	—	(466,755)
Identifiable net assets acquired, at fair value	47,929	2,512	50,441
Bargain purchase gain (reported in other noninterest income)	$1,257	$2,512	$3,769

CORPORATE UPDATE
Share Repurchase Program
Under our current repurchase program, no common shares were repurchased by the Company during the fourth quarter of 2022. At December 31, 2022, the total amount available under the Company's current share repurchase program was $3.0 million.
Cash Dividend Announcement
The Board of Directors of the Company declared a cash dividend of $0.2425 per common share on January 24, 2023. The dividend is payable March 15, 2023, to shareholders of record at the close of business on March 1, 2023.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on January 27, 2023. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=6ffe77d3&confId=45498. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-844-200-6205 using an access code of 022797 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 27, 2023, by calling 1-866-813-9403 and using the replay access code of 058978. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of actual and expected increases in inflation and interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including the new 1.0% excise tax on stock buybacks by publicly traded companies; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the war in Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the effects of cyber-attacks; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our customers, employees and supply chain; and (25) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$83,990	$77,513	$60,622	$47,677	$42,949
Interest earning deposits in banks	2,445	1,001	23,242	12,152	160,881
Total cash and cash equivalents	86,435	78,514	83,864	59,829	203,830
Debt securities available for sale at fair value	1,153,547	1,153,304	1,234,789	1,145,638	2,288,110
Held to maturity securities at amortized cost	1,129,421	1,146,583	1,168,042	1,204,212	—
Total securities	2,282,968	2,299,887	2,402,831	2,349,850	2,288,110
Loans held for sale	612	2,320	4,991	6,466	12,917
Gross loans held for investment	3,854,791	3,761,664	3,627,728	3,256,294	3,252,194
Unearned income, net	(14,267)	(15,375)	(16,576)	(6,259)	(7,182)
Loans held for investment, net of unearned income	3,840,524	3,746,289	3,611,152	3,250,035	3,245,012
Allowance for credit losses	(49,200)	(52,100)	(52,350)	(46,200)	(48,700)
Total loans held for investment, net	3,791,324	3,694,189	3,558,802	3,203,835	3,196,312
Premises and equipment, net	87,125	87,732	89,048	82,603	83,492
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	30,315	32,086	33,874	18,658	19,885
Foreclosed assets, net	103	103	284	273	357
Other assets	236,517	233,753	206,320	176,223	157,748
Total assets	$6,577,876	$6,491,061	$6,442,491	$5,960,214	$6,025,128
LIABILITIES
Noninterest bearing deposits	$1,053,450	$1,139,694	$1,114,825	$1,002,415	$1,005,369
Interest bearing deposits	4,415,492	4,337,088	4,422,616	4,075,310	4,109,150
Total deposits	5,468,942	5,476,782	5,537,441	5,077,725	5,114,519
Short-term borrowings	391,873	304,536	193,894	181,193	181,368
Long-term debt	139,210	154,190	159,168	139,898	154,879
Other liabilities	85,058	83,324	63,156	56,941	46,887
Total liabilities	6,085,083	6,018,832	5,953,659	5,455,757	5,497,653
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	302,085	301,418	300,859	300,505	300,940
Retained earnings	289,289	276,998	262,395	253,500	243,365
Treasury stock	(26,115)	(26,145)	(25,772)	(24,113)	(24,546)
Accumulated other comprehensive loss	(89,047)	(96,623)	(65,231)	(42,016)	(8,865)
Total shareholders' equity	492,793	472,229	488,832	504,457	527,475
Total liabilities and shareholders' equity	$6,577,876	$6,491,061	$6,442,491	$5,960,214	$6,025,128

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2022	2022	2022	2022	2021	2022	2021
Interest income
Loans, including fees	$43,769	$40,451	$32,746	$31,318	$33,643	$148,284	$141,036
Taxable investment securities	10,685	10,635	9,576	8,123	7,461	39,019	25,692
Tax-exempt investment securities	2,303	2,326	2,367	2,383	2,415	9,379	9,947
Other	—	9	40	28	37	77	91
Total interest income	56,757	53,421	44,729	41,852	43,556	196,759	176,766
Interest expense
Deposits	9,127	5,035	3,173	2,910	3,031	20,245	13,198
Short-term borrowings	1,955	767	229	119	130	3,070	551
Long-term debt	2,111	1,886	1,602	1,487	1,576	7,086	6,736
Total interest expense	13,193	7,688	5,004	4,516	4,737	30,401	20,485
Net interest income	43,564	45,733	39,725	37,336	38,819	166,358	156,281
Credit loss expense (benefit)	572	638	3,282	—	622	4,492	(7,336)
Net interest income after credit loss expense (benefit)	42,992	45,095	36,443	37,336	38,197	161,866	163,617
Noninterest income
Investment services and trust activities	2,666	2,876	2,670	3,011	3,115	11,223	11,675
Service charges and fees	2,028	2,075	1,717	1,657	1,684	7,477	6,259
Card revenue	1,784	1,898	1,878	1,650	1,746	7,210	7,015
Loan revenue	966	1,722	3,523	4,293	3,132	10,504	12,948
Bank-owned life insurance	637	579	558	531	550	2,305	2,162
Investment securities (losses) gains, net	(1)	(163)	395	40	137	271	242
Other	2,860	3,601	1,606	462	865	8,529	2,152
Total noninterest income	10,940	12,588	12,347	11,644	11,229	47,519	42,453
Noninterest expense
Compensation and employee benefits	20,438	20,046	18,955	18,664	18,266	78,103	69,937
Occupancy expense of premises, net	2,663	2,577	2,253	2,779	2,211	10,272	9,274
Equipment	2,327	2,358	2,107	1,901	2,189	8,693	7,816
Legal and professional	1,846	2,012	2,435	2,353	1,826	8,646	5,256
Data processing	1,375	1,731	1,237	1,231	1,211	5,574	5,216
Marketing	947	1,139	1,157	1,029	1,121	4,272	4,022
Amortization of intangibles	1,770	1,789	1,283	1,227	1,245	6,069	5,357
FDIC insurance	405	415	420	420	380	1,660	1,572
Communications	285	302	266	272	277	1,125	1,332
Foreclosed assets, net	48	42	4	(112)	7	(18)	233
Other	2,336	2,212	1,965	1,879	1,711	8,392	6,577
Total noninterest expense	34,440	34,623	32,082	31,643	30,444	132,788	116,592
Income before income tax expense	19,492	23,060	16,708	17,337	18,982	76,597	89,478
Income tax expense	3,490	4,743	4,087	3,442	4,726	15,762	19,992
Net income	$16,002	$18,317	$12,621	$13,895	$14,256	$60,835	$69,486

Earnings per common share
Basic	$1.02	$1.17	$0.81	$0.89	$0.91	$3.89	$4.38
Diluted	$1.02	$1.17	$0.80	$0.88	$0.91	$3.87	$4.37
Weighted average basic common shares outstanding	15,624	15,623	15,668	15,683	15,692	15,649	15,877
Weighted average diluted common shares outstanding	15,693	15,654	15,688	15,718	15,734	15,701	15,905
Dividends paid per common share	$0.2375	$0.2375	$0.2375	$0.2375	$0.2250	$0.9500	$0.9000

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2022	2022	2021	2022	2021
Earnings:
Net interest income	$43,564	$45,733	$38,819	$166,358	$156,281
Noninterest income	10,940	12,588	11,229	47,519	42,453
Total revenue, net of interest expense	54,504	58,321	50,048	213,877	198,734
Credit loss expense (benefit)	572	638	622	4,492	(7,336)
Noninterest expense	34,440	34,623	30,444	132,788	116,592
Income before income tax expense	19,492	23,060	18,982	76,597	89,478
Income tax expense	3,490	4,743	4,726	15,762	19,992
Net income	$16,002	$18,317	$14,256	$60,835	$69,486
Per Share Data:
Diluted earnings	$1.02	$1.17	$0.91	$3.87	$4.37
Book value	31.54	30.23	33.66	31.54	33.66
Tangible book value(1)	25.60	24.17	28.40	25.60	28.40
Ending Balance Sheet:
Total assets	$6,577,876	$6,491,061	$6,025,128	$6,577,876	$6,025,128
Loans held for investment, net of unearned income	3,840,524	3,746,289	3,245,012	3,840,524	3,245,012
Total securities	2,282,968	2,299,887	2,288,110	2,282,968	2,288,110
Total deposits	5,468,942	5,476,782	5,114,519	5,468,942	5,114,519
Short-term borrowings	391,873	304,536	181,368	391,873	181,368
Long-term debt	139,210	154,190	154,879	139,210	154,879
Total shareholders' equity	492,793	472,229	527,475	492,793	527,475
Average Balance Sheet:
Average total assets	$6,516,969	$6,457,647	$5,934,076	$6,244,284	$5,780,556
Average total loans	3,791,880	3,673,379	3,268,783	3,511,192	3,362,488
Average total deposits	5,495,599	5,507,482	5,015,506	5,309,049	4,838,227
Financial Ratios:
Return on average assets	0.97%	1.13%	0.95%	0.97%	1.20%
Return on average equity	13.26%	14.56%	10.68%	12.16%	13.18%
Return on average tangible equity(1)	17.85%	19.32%	13.50%	15.89%	16.63%
Efficiency ratio(1)	57.79%	53.67%	56.74%	56.98%	54.65%
Net interest margin, tax equivalent(1)	2.93%	3.08%	2.83%	2.92%	2.95%
Loans to deposits ratio	70.22%	68.40%	63.45%	70.22%	63.45%
Common equity ratio	7.49%	7.28%	8.75%	7.49%	8.75%
Tangible common equity ratio(1)	6.17%	5.90%	7.49%	6.17%	7.49%
Credit Risk Profile:
Total nonperforming loans	$15,821	$25,963	$31,540	$15,821	$31,540
Nonperforming loans ratio	0.41%	0.69%	0.97%	0.41%	0.97%
Total nonperforming assets	$15,924	$26,066	$31,897	$15,924	$31,897
Nonperforming assets ratio	0.24%	0.40%	0.53%	0.24%	0.53%
Net charge-offs (recoveries)	$3,472	$588	$(278)	$6,563	$(436)
Net charge-off (recovery) ratio	0.36%	0.06%	(0.03)%	0.19%	(0.01)%
Allowance for credit losses	$49,200	$52,100	$48,700	$49,200	$48,700
Allowance for credit losses ratio	1.28%	1.39%	1.50%	1.28%	1.50%
Allowance for credit losses to nonaccrual ratio	322.50%	208.18%	154.41%	322.50%	154.41%
PPP Loans:
Average PPP loans	$134	$373	$52,564	$4,294	$186,333
Fee Income	3	8	1,996	867	11,731

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,791,880	$44,494	4.66%	$3,673,379	$41,124	4.44%	$3,268,783	$34,191	4.15%
Taxable investment securities	1,865,494	10,685	2.27%	1,939,517	10,635	2.18%	1,802,349	7,461	1.64%
Tax-exempt investment securities (2)(4)	422,156	2,893	2.72%	431,898	2,922	2.68%	455,570	3,026	2.64%
Total securities held for investment(2)	2,287,650	13,578	2.35%	2,371,415	13,557	2.27%	2,257,919	10,487	1.84%
Other	5,562	—	—%	6,070	9	0.59%	80,415	37	0.18%
Total interest earning assets(2)	$6,085,092	$58,072	3.79%	$6,050,864	$54,690	3.59%	$5,607,117	$44,715	3.16%
Other assets	431,877			406,783			326,959
Total assets	$6,516,969			$6,457,647			$5,934,076
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,632,749	$1,703	0.41%	$1,725,000	$1,463	0.34%	$1,506,600	$1,065	0.28%
Money market deposits	995,512	2,369	0.94%	1,016,005	1,268	0.50%	976,018	520	0.21%
Savings deposits	683,538	306	0.18%	710,836	297	0.17%	621,871	285	0.18%
Time deposits	1,067,044	4,749	1.77%	913,307	2,007	0.87%	903,765	1,161	0.51%
Total interest bearing deposits	4,378,843	9,127	0.83%	4,365,148	5,035	0.46%	4,008,254	3,031	0.30%
Securities sold under agreements to repurchase	151,880	437	1.14%	144,628	228	0.63%	190,725	115	0.24%
Federal funds purchased	940	10	4.22%	—	—	—%	33	—	—%
Other short-term borrowings	152,215	1,508	3.93%	83,086	539	2.57%	30	15	198.37%
Short-term borrowings	305,035	1,955	2.54%	227,714	767	1.34%	190,788	130	0.27%
Long-term debt	151,266	2,111	5.54%	159,125	1,886	4.70%	154,870	1,576	4.04%
Total borrowed funds	456,301	4,066	3.54%	386,839	2,653	2.72%	345,658	1,706	1.96%
Total interest bearing liabilities	$4,835,144	$13,193	1.08%	$4,751,987	$7,688	0.64%	$4,353,912	$4,737	0.43%
Noninterest bearing deposits	1,116,756			1,142,334			1,007,252
Other liabilities	86,242			64,063			43,576
Shareholders’ equity	478,827			499,263			529,336
Total liabilities and shareholders’ equity	$6,516,969			$6,457,647			$5,934,076
Net interest income(2)		$44,879			$47,002			$39,978
Net interest spread(2)			2.71%			2.95%			2.73%
Net interest margin(2)			2.93%			3.08%			2.83%

Total deposits(5)	$5,495,599	$9,127	0.66%	$5,507,482	$5,035	0.36%	$5,015,506	$3,031	0.24%
Cost of funds(6)			0.88%			0.52%			0.35%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $87 thousand, $35 thousand, and $1.9 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Loan purchase discount accretion was $1.3 million, $2.0 million, and $599 thousand for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Tax equivalent adjustments were $725 thousand, $673 thousand, and $548 thousand for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $590 thousand, $596 thousand, and $611 thousand for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Year Ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,511,192	$150,791	4.29%	$3,362,488	$143,141	4.26%
Taxable investment securities	1,891,234	39,019	2.06%	1,577,146	25,692	1.63%
Tax-exempt investment securities (2)(4)	435,907	11,788	2.70%	463,526	12,468	2.69%
Total securities held for investment(2)	2,327,141	50,807	2.18%	2,040,672	38,160	1.87%
Other	20,827	77	0.37%	52,617	91	0.17%
Total interest earning assets(2)	$5,859,160	$201,675	3.44%	$5,455,777	$181,392	3.32%
Other assets	385,124			324,779
Total assets	$6,244,284			$5,780,556
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,640,303	$5,416	0.33%	$1,440,585	$4,208	0.29%
Money market deposits	992,390	4,707	0.47%	946,784	2,006	0.21%
Savings deposits	674,846	1,169	0.17%	594,543	1,210	0.20%
Time deposits	925,592	8,953	0.97%	882,271	5,774	0.65%
Total interest bearing deposits	4,233,131	20,245	0.48%	3,864,183	13,198	0.34%
Securities sold under agreements to repurchase	152,466	872	0.57%	176,606	436	0.25%
Federal funds purchased	237	10	4.22%	8	—	—%
Other short-term borrowings	70,492	2,188	3.10%	15,143	115	0.76%
Short-term borrowings	223,195	3,070	1.38%	191,757	551	0.29%
Long-term debt	148,863	7,086	4.76%	178,395	6,736	3.78%
Total borrowed funds	372,058	10,156	2.73%	370,152	7,287	1.97%
Total interest bearing liabilities	$4,605,189	$30,401	0.66%	$4,234,335	$20,485	0.48%
Noninterest bearing deposits	1,075,918			974,044
Other liabilities	62,706			45,141
Shareholders’ equity	500,471			527,036
Total liabilities and shareholders’ equity	$6,244,284			$5,780,556
Net interest income(2)		$171,274			$160,907
Net interest spread(2)			2.78%			2.84%
Net interest margin(2)			2.92%			2.95%

Total deposits(5)	$5,309,049	$20,245	0.38%	$4,838,227	$13,198	0.27%
Cost of funds(6)			0.54%			0.39%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $0.8 million and $11.2 million for the years ended December 31, 2022 and December 31, 2021, respectively. Loan purchase discount accretion was $4.6 million and $3.3 million for the years ended December 31, 2022 and December 31, 2021, respectively. Tax equivalent adjustments were $2.5 million and $2.1 million for the years ended December 31, 2022 and December 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $2.4 million and $2.5 million for the years ended December 31, 2022 and December 31, 2021, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Total shareholders’ equity	$492,793	$472,229	$488,832	$504,457	$527,475
Intangible assets, net	(92,792)	(94,563)	(96,351)	(81,135)	(82,362)
Tangible common equity	$400,001	$377,666	$392,481	$423,322	$445,113

Total assets	$6,577,876	$6,491,061	$6,442,491	$5,960,214	$6,025,128
Intangible assets, net	(92,792)	(94,563)	(96,351)	(81,135)	(82,362)
Tangible assets	$6,485,084	$6,396,498	$6,346,140	$5,879,079	$5,942,766

Book value per share	$31.54	$30.23	$31.26	$32.15	$33.66
Tangible book value per share(1)	$25.60	$24.17	$25.10	$26.98	$28.40
Shares outstanding	15,623,977	15,622,825	15,635,131	15,690,125	15,671,147

Common equity ratio	7.49%	7.28%	7.59%	8.46%	8.75%
Tangible common equity ratio(2)	6.17%	5.90%	6.18%	7.20%	7.49%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Year Ended
Return on Average Tangible Equity	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net income	$16,002	$18,317	$14,256	$60,835	$69,486
Intangible amortization, net of tax(1)	1,328	1,342	934	4,552	4,018
Tangible net income	$17,330	$19,659	$15,190	$65,387	$73,504

Average shareholders’ equity	$478,827	$499,263	$529,336	$500,471	$527,036
Average intangible assets, net	(93,662)	(95,499)	(82,990)	(88,917)	(84,927)
Average tangible equity	$385,165	$403,764	$446,346	$411,554	$442,109

Return on average equity	13.26%	14.56%	10.68%	12.16%	13.18%
Return on average tangible equity(2)	17.85%	19.32%	13.50%	15.89%	16.63%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Net interest income	$43,564	$45,733	$38,819	$166,358	$156,281
Tax equivalent adjustments:
Loans(1)	725	673	548	2,507	2,105
Securities(1)	590	596	611	2,409	2,521
Net interest income, tax equivalent	$44,879	$47,002	$39,978	$171,274	$160,907
Loan purchase discount accretion	(1,286)	(2,015)	(599)	(4,561)	(3,344)
Core net interest income	$43,593	$44,987	$39,379	$166,713	$157,563

Net interest margin	2.84%	3.00%	2.75%	2.84%	2.86%
Net interest margin, tax equivalent(2)	2.93%	3.08%	2.83%	2.92%	2.95%
Core net interest margin(3)	2.84%	2.95%	2.79%	2.85%	2.89%
Average interest earning assets	$6,085,092	$6,050,864	$5,607,117	$5,859,160	$5,455,777
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Year Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Loan interest income, including fees	$43,769	$40,451	$33,643	$148,284	$141,036
Tax equivalent adjustment(1)	725	673	548	2,507	2,105
Tax equivalent loan interest income	$44,494	$41,124	$34,191	$150,791	$143,141
Loan purchase discount accretion	(1,286)	(2,015)	(599)	(4,561)	(3,344)
Core loan interest income	$43,208	$39,109	$33,592	$146,230	$139,797

Yield on loans	4.58%	4.37%	4.08%	4.22%	4.19%
Yield on loans, tax equivalent(2)	4.66%	4.44%	4.15%	4.29%	4.26%
Core yield on loans(3)	4.52%	4.22%	4.08%	4.16%	4.16%
Average loans	$3,791,880	$3,673,379	$3,268,783	$3,511,192	$3,362,488
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Year Ended
Efficiency Ratio	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Total noninterest expense	$34,440	$34,623	$30,444	$132,788	$116,592
Amortization of intangibles	(1,770)	(1,789)	(1,245)	(6,069)	(5,357)
Merger-related expenses	(409)	(763)	(224)	(2,201)	(224)
Noninterest expense used for efficiency ratio	$32,261	$32,071	$28,975	$124,518	$111,011

Net interest income, tax equivalent(1)	$44,879	$47,002	$39,978	$171,274	$160,907
Plus: Noninterest income	10,940	12,588	11,229	47,519	42,453
Less: Investment securities (losses) gains, net	(1)	(163)	137	271	242
Net revenues used for efficiency ratio	$55,820	$59,753	$51,070	$218,522	$203,118

Efficiency ratio (2)	57.79%	53.67%	56.74%	56.98%	54.65%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Core Loans/Core Commercial Loans	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Commercial loans:
Commercial and industrial	$1,055,162	$1,041,662	$986,137	$898,942	$902,314
Agricultural	115,320	116,229	110,263	94,649	103,417
Commercial real estate	1,980,018	1,910,097	1,859,940	1,723,891	1,704,541
Total commercial loans	$3,150,500	$3,067,988	$2,956,340	$2,717,482	$2,710,272
Consumer loans:
Residential real estate	$614,428	$603,649	$578,804	$463,676	$466,322
Other consumer	75,596	74,652	76,008	68,877	68,418
Total consumer loans	$690,024	$678,301	$654,812	$532,553	$534,740
Loans held for investment, net of unearned income	$3,840,524	$3,746,289	$3,611,152	$3,250,035	$3,245,012

PPP loans	$83	$195	$402	$3,037	$30,841
Acquired IOFB loan portfolio	$281,326	$281,326	$281,470	$—	$—

Core loans(1)	$3,840,441	$3,746,094	$3,610,750	$3,246,998	$3,214,171
Adjusted core loans(2)	$3,559,115	$3,464,768	$3,329,280	$3,246,998	$3,214,171
Core commercial loans(3)	$3,150,417	$3,067,793	$2,955,938	$2,714,445	$2,679,431

(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Adjusted core loans are calculated as loans held for investment, net of unearned income, less PPP loans and the acquired IOFB loan portfolio.
(3) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800